SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 13, 2008

(Date of earliest event reported)

PRINCIPAL FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16725	42-1520346
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

711 High Street, Des Moines, Iowa 50392

(Address of principal executive offices)

(515) 247-5111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
         240.14d-2(b))
[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
         240.13e-4(c))

__________________

Item 2.02. Results of Operations and Financial Condition

On October 13, 2008, Principal Financial Group, Inc. publicly announced preliminary information regarding its results of operations and financial condition for the quarter ended September 30, 2008. The text of the announcement is included herewith as Exhibit 99.

Item 8.01	Other Events

On October 13, 2008, Principal Financial Group, Inc. announced its Board of Directors declared an annual dividend of $0.45 per share, payable on December 5, 2008 to shareholders of record as of November 14, 2008. The text of the announcement is included herewith as Exhibit 99.

Item 9.01	Financial Statements and Exhibits

Exhibit 99       Press Release Concerning Preliminary Third Quarter 2008 Results and Dividend Declaration on Common Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRINCIPAL FINANCIAL GROUP, INC.

By:	/s/____________________________________
Name:	Terrance J. Lillis
Title:	Senior Vice President and Chief Financial Officer

Date:	October 13, 2008

EXHIBIT 99

RELEASE:	On receipt
MEDIA CONTACT:	Jeff Rader, 515-247-7883, rader.jeff@principal.com
INVESTOR RELATIONS CONTACT:	Tom Graf, 515-235-9500,
investor-relations@principal.com

PRINCIPAL FINANCIAL GROUP, INC. ANNOUNCES PRELIMINARY

THIRD QUARTER 2008 RESULTS; DECLARES DIVIDEND ON COMMON STOCK

Des Moines, IA (October 13, 2008) – Principal Financial Group, Inc. (NYSE: PFG) today announced preliminary third quarter 2008 results.  For the three months ended September 30, 2008, the company expects:

•	Operating earnings to be in the range of $0.92 to $0.97 per diluted share.[1]
•

Net income available to common stockholders to be in the range of $0.30 to $0.40 per diluted share.  Net income available to common stockholders per diluted share reflects estimated net realized/unrealized capital losses[2] of $140 to $170 million after tax, and a loss of approximately $5 million after tax related to discontinuing the commercial mortgage backed securitization operations.

•	Net cash flows of approximately $1.5 billion, driving net cash flows for the first nine months to approximately $12.5 billion.

Preliminary estimates are based on information available at this time.3

"Our results for third quarter were very solid, particularly in light of weakness in the economy and extreme market conditions, including a 9 percent drop in the S&P 500 Index in the third quarter and a 24 percent drop over the trailing four quarters,” said Larry Zimpleman, president and chief executive officer. “The strength and value of our earnings diversification have been demonstrated again, and our key sales, retention and cash flow measures remain healthy. With expected net realized/unrealized capital losses of approximately three-tenths of one percent of total invested assets, the strength, quality and diversification of our investment portfolio were demonstrated in the third quarter, as well.”

The company estimates that the gross unrealized losses component of accumulated other comprehensive income was approximately $4.4 billion at September 30, 2008, compared to $2.7 billion as of June 30, 2008.4 The percentage change from June 30, 2008, is consistent with results recently announced by peer companies in the insurance sector. The company continues to believe the fundamentals of its fixed maturity security portfolio are sound, with spread widening from a thinly traded bond market being the primary driver of higher gross unrealized losses. Using the more actively traded credit default swap market as observable data, for example, the company estimates that the increase in gross unrealized losses would have been approximately $1 billion lower. Given the long-term nature of the company's liabilities, the company has the intent and the ability to hold these investments until maturity.

_________________________

1  Use of non-GAAP financial measures is discussed later in this release.

2  Net realized/unrealized capital losses include credit impairments, credit impaired sales and mark-to-market on certain derivative instruments. The company estimates that between 50 and 60 percent of these losses are attributable to Lehman Brothers and Washington Mutual investments.

3  Per share estimates are based on weighted average common shares outstanding of 261.0 million. Please see forward looking statement discussion later in this release for factors that could cause the company's actual financial results to differ materially from these estimates.

4  The company estimates that the gross unrealized gains component of accumulated other comprehensive income is approximately $400 million.

Principal Financial Group, Inc., Common Stock Dividend Declaration

The company also announced today that its Board of Directors has declared an annual dividend of $0.45 per share, payable on December 5, 2008, to shareholders of record as of November 14, 2008.

Capital and Liquidity

As of September 30, 2008,the company’s capital position improved from June 30, 2008 to approximately $375 million in excess of levels needed to maintain a “AA” rating. The excess reflects cash at the holding company and excess capital at the life company. Reflecting prudent capital management in a volatile market environment, in addition to reducing the common stock dividend, the company is suspending purchases of its common stock under the existing share repurchase program, effective immediately. Management is also exploring other sources of internally generated capital. Management has no current plans to raise equity capital for non-strategic reasons.

Given market conditions, the company has built additional liquidity by increasing Principal Life Insurance Company’s cash and cash equivalent holdings to approximately $2.2 billion as of September 30, 2008, up from $1.4 billion as of June 30, 2008. Actions to increase liquidity over the past several months include:

•

Developing additional sources of liquidity – In second quarter 2008, The Principal became a member of the Federal Home Loan Bank of Des Moines, accessing a new source of liquidity to meet business unit and corporate borrowing needs.

•

Investing new cash flows into more liquid securities – While the underlying performance of the company’s commercial mortgage backed securities (CMBS) holdings remains strong, the company completed its planned investment in CMBS for the year in July 2008. Currently, new cash inflows are primarily being invested in cash, short-term government backed securities and other liquid investments.

It is important to note that approximately 96 percent of the company’s institutional GICs and funding agreements cannot be redeemed by contractholders prior to maturity.

Use of Non-GAAP Financial Measures

The company uses a number of non-GAAP financial measures that management believes are useful to investors because they illustrate the performance of normal, ongoing operations, which is important in understanding and evaluating the company’s financial condition and results of operations. They are not, however, a substitute for U.S. GAAP financial measures. The company adjusts U.S. GAAP measures for items not directly related toongoing operations. However, it is possible these adjusting items have occurred in the past and could recur in future reporting periods. Management also uses non-GAAP measures as a basis for goal setting, determining employee and senior management awards and compensation, and evaluating performance on a basis comparable to that used by investors and securities analysts.

Forward looking and cautionary statements

This press release contains forward-looking statements, including, without limitation, statements as to operating earnings, net income available to common stockholders, net cash flows, realized and unrealized losses, capital and liquidity positions, sales and earnings trends, and management's beliefs, expectations, goals and opinions. The company does not undertake to update or revise these statements, which are based on a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Future events and their effects on the company may not be those anticipated, and actual results may differ materially from the results anticipated in these forward-looking statements. The risks, uncertainties and factors that could cause or contribute to such material differences are discussed in the company's annual report on Form 10-K for the year ended December 31, 2007, and in the company’s quarterly report on Form 10-Q for the quarter ended June 30, 2008, filed by the company with the Securities and Exchange Commission, as updated or supplemented from time to time in subsequent filings. These risks and uncertainties include, without limitation: adverse capital and credit market conditions that may significantly affect the company’s ability to meet liquidity needs, access capital and the cost of capital; difficult conditions in the global capital markets and the general economy, which the company does not expect to improve in the near future, that may materially adversely affect the company’s business and results of operations; the impairment of other financial institutions that could adversely affect the company; investment risks which may diminish the value of the company’s invested assets and the investment returns credited to customers, which could reduce sales, revenues, assets under management and net income; requirements to post collateral, make payments related to declines in market value of specified assets or fund unanticipated redemption of financial products may adversely affect company liquidity and expose the company to counterparty credit risk; changes in laws, regulations or accounting standards that may reduce company profitability; fluctuations in foreign currency exchange rates that could reduce company profitability; Principal Financial Group, Inc.’s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and regulatory restrictions on the ability of subsidiaries to pay such dividends; competitive factors; volatility of financial markets; decrease in ratings; interest rate changes; inability to attract and retain sales representatives; international business risks; a pandemic, terrorist attack or other catastrophic event; and default of the company’s re-insurers.

Earnings Conference Call

Principal Financial Group, Inc. (NYSE: PFG) will release final third quarter 2008 financial and operating results at 4:00 P.M. (ET) on Monday, November 3, 2008. On Tuesday, November 4, 2008 at 10:00 A.M. (ET), President and Chief Executive Officer Larry Zimpleman and Senior Vice President and Chief Financial Officer Terry Lillis will lead a discussion of results during a live conference call. Other members of senior management will be available for the Q&A portion of the conference call. A copy of the earnings release and financial supplement will be posted at www.principal.com/investor.

There are several ways to access the Tuesday, November 4 conference call:

•

Connect to www.principal.com/investor to listen to a live Internet webcast. Please go to the website at least 10-15 minutes prior to the start of the call to register, and to download and install any necessary audio software.

•	Via telephone by dialing approximately 10 minutes prior to the start of the call. The leader's name is Tom Graf. 800-374-1609 (U.S. and Canadian callers) 706-643-7701 (International callers)
•

An audio replay will be available via: www.principal.com/investor 800-642-1687 (U.S. and Canadian callers) 706-645-9291 Access code for the replay is 66613782. The replay will be available approximately two hours after the completion of the live earnings call through the end of day November 11, 2008.

About the Principal Financial Group

The Principal Financial Group® (The Principal®)5 is a leader in offering businesses, individuals and institutional clients a wide range of financial products and services, including retirement and investment services, life and health insurance, and banking through its diverse family of financial services companies. A member of the Fortune 500, the Principal Financial Group has $308.0 billion in assets under management6and serves some 19.0 million customersworldwide from offices in Asia, Australia, Europe, Latin America and the United States. Principal Financial Group, Inc. is traded on the New York Stock Exchange under the ticker symbol PFG. For more information, visit www.principal.com.

###

_________________________

5  "The Principal Financial Group" and “The Principal” are registered service marks of Principal Financial Services, Inc., a member of the Principal Financial Group.

6  As of June 30, 2008